Exhibit 10.1

STOCK AND WARRANT PURCHASE AGREEMENT

THIS STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of the 8th day of February 2006 by and among VAXGEN, INC. (the “Company”), a Delaware corporation, with its principal offices at 349 Oyster Point Boulevard, South San Francisco, California, and ____________________ (the “Purchaser”).

In consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

A.            The Company has authorized the sale and issuance of up to $27,000,000 worth of shares of common stock of the Company and warrants to purchase shares of common stock of the Company to certain investors in a private placement (the “Offering”).

B.            The Company and the Purchaser agree that the Purchaser will purchase from the Company and the Company will issue and sell to the Purchaser, _________________ shares of common stock of the Company (the “Shares”) and warrants to purchase ___________________________ shares of common stock (subject to adjustment pursuant to Section 4.5 of thereof) of the Company (the “Warrants”), in the form of Exhibit A hereto, for a purchase price of Seven Dollars and Seventy Cents ($7.70) per Share and associated Warrant, for an aggregate purchase price of ____________________________________________, pursuant to the Terms and Conditions for Purchase of the Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. The Shares and the Warrants are sometimes referred to herein as the “Securities” and the shares of Common Stock issuable upon exercise of the Warrants (including shares of Common Stock issuable upon adjustment pursuant to Section 4.5 of the Warrants) are referred to herein as the “Warrant Shares.” The Purchaser acknowledges that the offering is not being underwritten by Punk, Ziegel & Company, L.P. (the “Placement Agent”).

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Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:	Purchaser: _____________________________

By:	_________________________

Name:	_________________________

Title:	_________________________

Address:	_________________________

_________________________

Fax Number:	_________________________

Exact name that your shares are to be registered

(This is the name that will appear on your stock certificate):	_________________________
(Registered Holder)

The Tax ID No. of the Registered Holder:	_________________________

Contact Name for Registered Holder (if different than above):	_________________________

Mailing Address of Registered Holder (if different than above):	_________________________

_________________________

VAXGEN, INC.,

a Delaware corporation

By:

Name:

Title:

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ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF THE SHARES AND WARRANTS

1.	PURCHASE AND SALE OF STOCK.

1.1          Subject to the terms and conditions of the Agreement, on the Closing Date (as defined herein), the Purchaser agrees to purchase and the Company agrees to issue and sell to the Purchaser that number of whole shares of the Company’s common stock, $0.01 par value (the “Common Stock”), and that number of Warrants, set forth in the Agreement.

2.	CLOSING.
	2.1	Closing.

(a)          The purchase and sale of the Securities upon the terms and conditions hereof will take place at a closing (the “Closing”) to be held at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, CA 94304, on the date hereof or on such other date as may be agreed to by the parties (the “Closing Date”).

(b)          The Company shall provide wire transfer instructions for the payment of the Purchase Price prior to the Closing.

(c)          At the Closing, the Company and the Purchaser shall satisfy all of the conditions set forth in Sections 2.2 (b) and 2.2(a), respectively.

2.2	Conditions to Closing.

(a)          The Company’s obligation to complete the purchase and sale of the Securities and deliver stock certificate(s) for the Shares and deliver the Warrants to the Purchaser is subject to the fulfillment to the Company’s satisfaction on or prior to the Closing of the following conditions, any of which may be waived by the Company:

(i)           The receipt by the Company of an executed copy of this Agreement by the Purchaser;

(ii)          The receipt by the Company of immediately available funds in the full amount of the purchase price for the Securities being purchased by the Purchaser as set forth in the Agreement (the “Purchase Price”), in accordance with the wire transfer instructions delivered by the Company pursuant to Section 2.1(b);

(iii)        The receipt by the Company of at least $20,000,000 for the Securities being purchased in the Offering by the Purchaser and third party purchasers, who are not acting in concert with the Purchaser (together the “Investors”);

(iv)         The Purchaser’s performance, satisfaction, and compliance, in all material respects, with all covenants, agreements and conditions required by Section 4 of this Agreement at or prior to the Closing Date;

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(v)          The representations and warranties of the Purchaser made pursuant to Section 4 shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date; and

(vi)         No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority or competent jurisdiction and shall be in effect which prohibits the consummation of the transactions contemplated by this Agreement.

(b)          The Purchaser’s obligation to complete the purchase and sale of the Securities is subject to the fulfillment of the Purchaser’s satisfaction, on or prior to the Closing, of all the following conditions, any of which may be waived by the Purchaser:

(i)           The receipt by the Purchaser of an executed copy of this Agreement by the Company;

(ii)          The Company’s performance, satisfaction, and compliance, in all material respects, with all covenants, agreements and conditions required by Section 3 of this Agreement to be performed, at or prior to the Closing Date;

(iii)        The representations and warranties of the Company hereunder shall be true and correct in all material respects as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date;

(iv)         The delivery by the Company to the Purchaser of an opinion, dated as of the Closing Date, from Cooley Godward LLP, counsel to the Company, in the form attached as Appendix A hereto;

(v)          The receipt by the Company of at least $20,000,000 in immediately available funds for the Securities being purchased by all the Investors;

(vi)         The Company’s delivery (i) to its transfer agent of irrevocable instructions to issue to the Purchaser or in such nominee name(s) as designated by the Purchaser in writing such number of Shares set forth in the Agreement or, if requested by the Purchaser, one or more certificates representing such Shares, and (ii) copies of the Warrants to the Purchaser for inspection; and

(vii)       No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction and shall be in effect which prohibits the consummation of the transactions contemplated by this Agreement.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as otherwise disclosed in: (i) the Private Placement Memorandum dated January 30, 2006, relating to the offering of the Securities, including all exhibits and annexes thereto, as

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the same may be amended or supplemented, (the “Memorandum”); (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “Form 10-K”); or (iii) the documents that the Company has filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2003 (including all exhibits included therein and documents incorporated by reference therein hereinafter being referred to as the “Reports” and together with the Form 10-K the “SEC Documents”); or as specifically contemplated by this Agreement, the Company hereby represents and warrants to, and covenants with, the Purchaser as of the Closing Date (or such other date specified below) as follows:

3.1          No Material Misstatements. The Memorandum, did not, as of its date, and does not, as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is given as to whether the absence of Summary Financial Statements, Selected Financial Data, Supplementary Financial Information, Capitalization, Dilution, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures about Market Risk, Annual Financial Statements for the fiscal years ending December 31, 2001, 2002, 2003, 2004 and 2005 and the notes thereto, and Quarterly Financial Statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 from the Memorandum constitutes a material omission.

3.2          SEC Filings. With the exception of the financial statements and related financial disclosure in the Form 10-K (including but not limited to Management’s Discussion and Analysis of Financial Condition and Results of Operations and Selected Financial Data), the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder as of their respective filing dates, and except as to the financial statements and related financial disclosure (including but not limited to Management’s Discussion and Analysis of Financial Condition and Results of Operations and Selected Financial Data) none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is given as to whether the absence of Summary Financial Statements, Selected Financial Data, Supplementary Financial Information, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures about Market Risk, Annual Financial Statements for the fiscal years ending December 31, 2001, 2002, 2003, 2004 and 2005 and the notes thereto, and Quarterly Financial Statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 from the Memorandum constitutes a material omission.

3.3          Book and Records; Internal Controls. Except as disclosed in the Memorandum, the books, records and accounts of the Company and its subsidiary accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiary. The Company and its subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that

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(i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except for the failure to file reports pursuant to Section 13 of the Exchange Act the chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the SEC in the SEC Documents, and the statements contained in any such certification are complete and correct; the Company maintains “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the Exchange Act). Except for the failure to file reports pursuant to Section 13 of the Exchange Act, the Company expects to be in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act upon becoming current in filing reports pursuant to Section 13 of the Exchange Act and is actively taking reasonable commercial steps to comply with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

3.4          Independent Accountants. PricewaterhouseCoopers LLP, is the Company’s independent registered public accounting firm as required by the Exchange Act, and the rules and regulations of the SEC thereunder.

3.5          Brokers or Finders. Based upon arrangements made by or on behalf of the Company, no broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other entity (each a “Person”), other than Punk, Ziegel & Company, L.P. (the “Placement Agent”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement.

3.6          Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities hereunder as described in the Memorandum.

3.7          Organization; Good Standing. The Company and its subsidiary, are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. The Company and its subsidiary are duly qualified to do business and are in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by them or location of the assets or properties owned, leased or licensed by them requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not result in a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiary considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

3.8          Absence of Litigation. Except as set forth in the Memorandum or SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court,

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public board, government agency, self-regulatory organization or body pending or, to the actual knowledge of the executive officers of the Company or its subsidiary, threatened in writing against the Company or its subsidiary or any of the Company’s or the subsidiary’s officers or directors in their capacities as such, that, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

3.9          Due Authorization and Delivery. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement, including the issuance and sale of the Securities by the Company. This Agreement and each of the Warrants has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3.10       Exemption from Registration. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the sale and issuance of the Securities in accordance with the terms of this Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

3.11       No Default. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities, and/or the Warrant Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or its subsidiary are a party or by which either the Company or its subsidiary or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or its subsidiary or violate any provision of the certificate of incorporation or by-laws of the Company or its subsidiary.

3.12       Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the Warrant Shares or the consummation of any other transaction contemplated by this Agreement (other than any filings which may be required to be made by the Company with the SEC, or pursuant to any state or “blue sky” securities laws, and, any registration statement which may be filed pursuant to this Agreement).

3.13       Listing. As soon as reasonably practicable after the Compliance Date (as defined in Section 6.2(a)(i)) the Company shall file an application to re-list its Common Stock on the NASDAQ National Market or list its Common Stock on any national exchange or the

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NASDAQ Capital Market, and shall use all reasonable commercial efforts to have such application approved and have its Common Stock listed on the NASDAQ National Market or any national exchange or the NASDAQ Capital Market, and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the NASDAQ National Market or any national exchange or the NASDAQ Capital Market.

3.14       Licenses; Leases. The Company and its subsidiary have all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not result in a Material Adverse Effect. The Company and its subsidiary have fulfilled and performed in all material respects all of their material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Securities or the Warrant Shares.

3.15       Intellectual Property. (i) To the Company’s knowledge, each of the Company and its subsidiary own, or hold under license, and will have on and after the Closing Date full, legally enforceable rights to use, all patents, patent rights, patent applications, licenses, trade secrets, know-how, copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trademark applications, service marks and trade names (collectively, the “Intellectual Property”) that are material and necessary to conduct and operate the business of the Company as currently conducted and as proposed to be conducted, as described in the Memorandum (the “Company Business”), (ii) to the Company’s knowledge, neither the conduct and operations of the Company Business, nor the use or exploitation of any of the Intellectual Property owned by the Company or, to the Company’s knowledge, the use or exploitation of any Intellectual Property licensed by the Company, infringes upon, misappropriates, violates or conflicts in any way with the Intellectual Property rights of any other Person, (iii) to the Company’s knowledge, neither the conduct and operation of the Company Business nor the use or exploitation of any of the Intellectual Property owned by the Company, or, to the Company’s knowledge, the use or exploitation of the Intellectual Property licensed by the Company will infringe upon, misappropriate, violate or conflict in any way with the Intellectual Property rights of any other Person, (iv) there is no pending or, to the Company’s knowledge, threatened assertion or claim related to the use or exploitation of the Intellectual Property used in the conduct or operation of the Company Business involving the infringement, misappropriation, or violation of, or conflict with, in any way the Intellectual Property rights of any other Person, (v) the Company is not a party to any action, suit, proceeding or investigation which involves a claim of infringement or misappropriation of any Intellectual Property of any Person, (vi) the Company has no actual knowledge of, any claims which challenge the validity, enforceability or ownership of any of its Intellectual Property and (vii) to the Company’s knowledge, there have been no unauthorized uses, disclosures, infringements, or misappropriations by any Person of any of the Intellectual Property used in the conduct or operation of the Company Business or any

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breaches by any Person, including the Company, of any licenses or other agreements involving its Intellectual Property.

3.16       Real Property. The Company and its subsidiary have good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiary. Neither the Company nor its subsidiary owns any real property. All property held under lease by the Company and its subsidiary are held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiary. Neither the Company nor its subsidiary have sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would result in a Material Adverse Effect. Except for the exchange of the warrants to purchase shares of the Company’s Common Stock issued in connection with the sale of the Company’s Series A Preferred Stock for new warrants to purchase common stock on September 21, 2004, and except as disclosed in the SEC Documents or in the Memorandum, since the filing date of the Form 10-K, neither the Company nor its subsidiary have (i) issued any unregistered securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business (ii) entered into any transaction not in the ordinary course of business or (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

3.17       Material Contracts. Except as set forth on Schedule 3.17, all material documents, contracts or other agreements of the Company and its subsidiary have been filed with the SEC and are included in the exhibits to the SEC Documents. The description of the contracts, documents or other agreements contained in the SEC Documents and the Memorandum (as the case may be) reflect in all material respects the terms of the underlying contract, document or other agreement. Each such contract, document or other agreement is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms. Neither the Company nor its subsidiary, if the subsidiary is a party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would result in a Material Adverse Effect.

3.18       No Violation. Neither the Company nor its subsidiary is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would result in a Material Adverse Effect.

3.19       Capitalization. The authorized capital stock of the Company consists of (i) 65,000,000 shares of Common Stock, of which 29,606,523 shares were outstanding as of

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December 31, 2005; and (ii) 20,000,000 shares of Preferred Stock, none of which are outstanding. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. Upon issuance pursuant to the terms hereof, the Shares will have been duly and validly authorized, issued and fully paid and nonassessable. The Warrant Shares have been reserved for issuance and, upon issuance pursuant to the Warrants will be duly and validly issued and fully paid and nonassessable. Except for (i) warrants to purchase 959,331 shares of Common Stock (the “Existing Warrants”); (ii) 2,134,147 shares of Common Stock issuable upon conversion of its Convertible Senior Subordinated Notes (the “Notes”) and (iii) as set forth in this Agreement and the Company’s filings with the SEC, as of the date hereof, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, rights to subscribe to, or securities or rights convertible into, any shares of capital stock of the Company, other than rights granted to employees or consultants of the Company pursuant to equity incentive and stock purchase plans adopted by the Company’s board of directors and disclosed in the Company’s filings with the SEC and in the Memorandum. Furthermore, except for the Existing Warrants and the Notes, and as set forth in this Agreement, the Company’s filings with the SEC and the Memorandum, as of the date hereof, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company, other than rights granted to employees or consultants of the Company pursuant to equity incentive and stock purchase plans adopted by the Company’s board of directors and disclosed in the SEC Documents and the Memorandum, and except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, as of the date hereof, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. No co-sale right, right of first refusal or other similar right exists with respect to the Securities or the Warrant Shares or the issuance and sale thereof. The issue and sale of the Securities and the Warrant Shares will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. No further approval or authorization of any stockholder or the Board of Directors of the Company is required for the issuance and sale of the Securities or the Warrant Shares. All outstanding shares of capital stock of the Company’s subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims.

3.20       Employees. Neither the Company nor its subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would result in a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would result in a Material Adverse Effect.

3.21       Market Stabilization. The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the

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stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Securities or the Warrant Shares.

3.22       Taxes. The Company and its subsidiary has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would result in a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or its subsidiary.

3.23       Insurance. The Company and its subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its subsidiary or the Company’s or its subsidiary’s respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiary are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.

3.24       Environmental Laws. Except where failure to comply would not result in a Material Adverse Effect (i) each of the Company and its subsidiary is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) neither the Company nor its subsidiary has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its subsidiary has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as described in the Memorandum and is in compliance with all terms and conditions of any such permit, license or approval; and (iv) no property which is or has been owned, leased or occupied by the Company or its subsidiary has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor its subsidiary has been named as a “potentially responsible party” under the CERCLA 1980.

3.25       Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

3.26       Solicitation; Other Issuances of Securities. Neither the Company nor its subsidiary or affiliate, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities, (ii) has, within the last 6 months directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that

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would require registration of the Securities under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to the Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or its subsidiary or affiliate take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Purchaser, the offer and sale of the Securities by the Company to the Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

3.27         Regulatory Compliance. The human clinical trials, animal studies and other preclinical tests conducted by the Company or in which the Company has participated or that are described in the Memorandum or SEC Documents or the results of which are referred to in the Memorandum or SEC Documents, and such studies and tests conducted on behalf of the Company or that the Company intends to rely on in support of regulatory approval by the United States Food and Drug Administration (the “FDA”) or foreign regulatory agencies, were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical or clinical study of new drugs as applied to products being developed by the Company under the Project BioShield Act of 2004 and in accordance with the FDA’s 2002 Animal Rule; the descriptions of the results of such studies, test and trials contained in the SEC Documents are accurate and complete in all material respects, and, except as set forth in the SEC Documents or the Memorandum, the Company has no knowledge of any other trials, studies or tests, the results of which the Company believes reasonably call into question the clinical trial results described or referred to in the SEC Documents or the Memorandum when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from the FDA or any other domestic or foreign governmental agency requiring the termination, suspension or material modification, other than modifications customarily implemented during the drug development process, of any preclinical tests or clinical trials conducted by or on behalf of the Company or in which the Company has participated that are described in the SEC Documents or the Memorandum or the results of which are referred to in the SEC Documents or the Memorandum.

3.28       Lock-Ups. The Company shall, prior to or concurrently with the Closing, deliver an agreement executed by each of the directors and executive officers of the Company to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending one hundred twenty (120) days after the date hereof, without the prior written consent of the Placement Agent, directly or indirectly, make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on the date of such agreement or thereafter acquired, other than Common Stock transferred as a gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms thereof).

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3.29       No Material Non-Public Information. The Memorandum contains material non-public information which the Company will disclose publicly in a Current Report on Form 8-K promptly after the Closing. The Company confirms that neither it nor any person acting on its behalf has provided the Purchaser or its agents or counsel with any information that the Company believes constitutes material, non-public information other than the information contained in the Memorandum. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting future transactions in securities of the Company.

3.30       Transfer Agent Instructions. The Company shall, upon the Closing, deliver to its transfer agent instructions, in the form attached hereto as Appendix B, to issue and deliver a certificate or certificates representing Warrant Shares upon exercise of a Warrant by a Purchaser. The Company shall not revoke or amend such instructions or terminate Mellon Investor Services as the Company’s transfer agent, without first obtaining the consent to such revocation, amendment or termination of Investors (or their permitted assignees) holding in the aggregate Warrants entitling them to receive at least 66-2/3% of the Warrant Shares which, at the time of such consent, are issuable upon exercise of the Warrants held by all such Investors (or their permitted assignees).

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

The Purchaser hereby represents and warrants to, and covenants with, the Company, and the Placement Agent (as third party beneficiaries of the representations, warranties and covenants hereunder) as of the Closing Date (or such other date specified below) as follows:

4.1          Organization. If the Purchaser is an entity, Purchaser is duly organized and validly existing in good standing under the laws of its jurisdiction of organization. The Purchaser has all requisite corporate power and authority and all necessary governmental approvals to carry on its business as now being conducted, except as would not result in a Material Adverse Effect on the Purchaser’s ability to consummate the transactions and perform the obligations contemplated by this Agreement.

4.2          Authorization, Enforcement, and Validity. The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity.

4.3          Consents and Approvals; No Violation. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the Purchaser’s organizational documents; (ii) conflict with, or constitute a default or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Purchaser is a party (except for such conflicts, defaults, terminations,

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amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, result in a Material Adverse Effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement); or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Purchaser or its subsidiary, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, except where the failure to obtain such consents, authorization or orders or to make such filings or registrations would not, individually or in the aggregate, result in a Material Adverse Effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

4.4          Investment Experience. The Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities.

4.5          Investment Intent And Limitation On Dispositions. The Purchaser is acquiring the Securities for its own account for investment only and has no intention of selling or distributing any of such Securities or any arrangement or understanding with any other Persons regarding the sale or distribution of such Securities except in accordance with the provisions of Section 6 and except as would not result in a violation of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the provisions of Section 6 or pursuant to and in accordance with the Securities Act.

4.6	Information And Risk.

(a)          The Purchaser has reviewed the Memorandum carefully and has requested, received, reviewed and considered all other information the Purchaser deems relevant in making an informed decision to purchase the Securities. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with its management and also had an opportunity to ask questions of officers of the Company that were answered to the Purchaser’s satisfaction.

(b)          The Purchaser recognizes that an investment in the Securities involves a high degree of risk, including a risk of total loss of the Purchaser’s investment. The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Securities.

(c)          The Purchaser has, in connection with the Purchaser’s decision to purchase Securities, not relied upon any representations or other information (whether oral or

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written) other than as set forth in the representations and warranties of the Company contained herein and the Memorandum, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Securities, relied solely upon the advice of the Purchaser’s own counsel and has not relied upon or consulted any counsel to the Placement Agent or counsel to the Company. The Purchaser has not relied upon the Placement Agent in negotiating the terms of its investment in the Securities and has made its own decision to invest in the Securities, without the assistance of the Placement Agent.

4.7          Lack of Financial Statements. The Purchaser understands that the Company does not currently have current financial statements as required under the Exchange Act, and is therefore not presently in compliance with the filing requirements of Section 13 of the Exchange Act. The Purchaser understands that the Company may never produce current financial statements and that a failure to do so would mean the Company would not be in compliance with the filing requirements under the Exchange Act. The Purchaser understands that until the Company is in compliance with the requirements under the Exchange Act, the Company will not be able to file a Registration Statement (as defined in Section 6 hereto). The Purchaser further understands that the Company may never regain compliance with the requirements of the Exchange Act, and thus may never file a Registration Statement. Furthermore the Purchaser understands that the Company is not in compliance with the requirements under Rule 144 promulgated under the Securities Act (“Rule 144”), and may never gain compliance therewith. The Purchaser understands that until, if ever, the Company regains compliance with Rule 144, the Purchaser will not be able to use the benefits of Rule 144 to sell the Securities or the Warrant Shares to the public without registration.

4.8          Common Stock Not Listed. The Purchaser understands that the Company’s Common Stock is not currently listed or traded on any established stock exchange or on the NASDAQ National Market or the NASDAQ Capital Market. Furthermore the Purchaser understands that the Company’s Common Stock may never be listed or traded on any established stock exchange or on the NASDAQ National Market or the NASDAQ Capital Market. The Purchaser is aware of the risks involved with the Company’s Common Stock not being listed on any established stock exchange or on the NASDAQ National Market or the NASDAQ Capital Market.

4.9          Disclosures to the Company. The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws. The Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement (as defined in Section 6.1(c) below) regarding the Purchaser.

4.10       Nature of Purchaser. To the knowledge of the Purchaser, the Purchaser: (i) is not an affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) of any of the Investors, (ii) is not constituted as a partnership, association, joint venture or any other type of joint entity with any of the Investors, and (iii) is not acting as part of a group (as such term is defined under Section 13(d) of the Exchange Act) with any of the Investors. If at any time after the Closing Date the Purchaser becomes an affiliate (as defined herein) of any of the Investors, the Purchaser will provide prompt written notice to the Company.

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4.11       Brokers or Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

4.12       Acknowledgement. The Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in Section 3.

4.13       No Short Sales. Between the time the Purchaser learned about the Offering and the public announcement of the Offering, the Purchaser has not engaged in any short sales or similar transactions with respect to the Securities, nor has the Purchaser, directly or indirectly, caused any Person to engaged in any short sales or similar transactions with respect to the Securities.

4.14       Third Party Beneficiary Reliance. The Purchaser hereby understands and agrees that the Placement Agent shall be a third party beneficiary of the representations, warranties and covenants made by the Purchaser, pursuant to this Section 4, and shall be able to rely on, and the Purchaser shall be liable for any breach of, the representations, warranties and covenants made by the Purchaser, to the same extent as the Company.

5.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all representations and warranties made by the Company and the Purchaser herein shall survive for a period of one (1) year following the Closing Date.

6.            REGISTRATION OF THE SHARES AND WARRANT SHARES; COMPLIANCE WITH THE SECURITIES ACT.

6.1          Definitions. As used in Sections 6 and 8, the following terms shall have the following respective meanings:

(a)          “Holder” shall mean the holders of Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 6.7 hereof.

(b)          “Registrable Securities” means the Shares and Warrant Shares, and any Common Stock of the Company issuable or issued with respect to, or in exchange for or in replacement of, the Shares or the Warrant Shares, or other securities convertible into or exercisable for the Shares or Warrant Shares upon any stock split, stock dividend, recapitalization, subdivision or similar event; provided, however, that (A) the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which their rights under this Agreement are not assigned pursuant to Section 6.7 hereof; (B) shares of Common Stock or other securities shall only be treated as Registrable Securities if and as long as they have not been (1) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (2) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof

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so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; and (C) any share of Common Stock held by a Holder shall cease to be included in the definition of Registrable Securities upon the earlier to occur of: (i) resale of all of the Registrable Securities pursuant to an effective registration statement or (ii) when the Registrable Securities then held by the Holder are eligible for sale by the Holder pursuant to Rule 144(k) after the Compliance Date.

(c)          “Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 (or any successor form to Form S-3), filed by the Company with the SEC pursuant to the Securities Act.

6.2	Registration Procedures And Expenses.

(a)          Except for such times as the Company may be required, under the terms hereof, to suspend the use of a prospectus forming a part of the Registration Statement, the Company will:

(i)           as soon as reasonably practicable, but in no event later than thirty (30) days following the first date the Company becomes current in its reporting requirements under the Exchange Act (the “Compliance Date”), the Company will file a registration statement on Form S-1, for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, registering the resale of the Registrable Securities by the Holders thereof. The Company shall use commercially reasonable efforts, subject to receipt of necessary information from the Holders of the Registrable Securities, to cause the SEC to declare such Registration Statement effective within (1) ninety (90) days after the filing of such Registration Statement if there is no review of the Registration Statement by the SEC or (2) one hundred twenty (120) days after the filing of such Registration Statement if there is a review of the Registration Statement by the SEC. The Company will file a post-effective amendment to such Registration Statement on Form S-1 to convert such Registration Statement to Form S-3 (or any successor form to Form S-3) within thirty (30) days after the Company becomes eligible to register the Registrable Securities on Form S-3 (or any successor form to Form S-3) for resale by the Holders thereof;

(ii)          prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (A) as may be necessary to keep the Registration Statement continuously effective until the earlier of (i) the second anniversary of the effective date of the Registration Statement, (ii) such time as all Registrable Securities held by the Holders have been sold pursuant to the Registration Statement, or (iii) all Registrable Securities held by the Holders are eligible for sale by the Holders pursuant to Rule 144(k) after the Compliance Date, and (B) as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;

(iii)        so long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Holders, furnish to each Holder with respect to the Registrable Securities registered under the Registration Statement such reasonable number of copies of prospectuses and such other documents as such Holder may reasonably request in order

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to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Holder;

(iv)         use commercially reasonable efforts to file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Holders; provided, however, that the Company shall not be required to qualify to do business or consent to service of process generally in any jurisdiction in which the Company is not now so qualified or has not so consented;

(v)          bear all expenses in connection with the procedures in this Section 6.2 and the registration of the Registrable Securities pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Holders or, brokerage fees and commissions incurred by the Holders, if any in connection with the offering of the Registrable Securities;

(vi)         use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof; and

(vii)       permit counsel for the Holders to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the SEC and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the SEC (or, in the case of comments made by the staff of the SEC, within a reasonable period of time following the receipt thereof by the Company);

(viii)      provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities;

(ix)         cooperate with the Holders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request;

(x)          hold in confidence and not make any disclosure of information concerning an Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws or to fulfill the Company’s obligations pursuant to this Agreement, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement, or (v) such Holder consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning an Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such

16.

Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

(xi)         the Company shall use its commercially reasonable efforts to (subject to applicable law), as soon as practicable, (A) incorporate in a prospectus supplement or post-effective amendment the information provided by an Holder relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, (B) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment and (C) supplement or make amendments to any Registration Statement if reasonably requested by an Holder holding any Registrable Securities as it relates to the information provided by an Holder relating to the sale and distribution of Registrable Securities.

provided, that in the case of clauses (vi) and (vii) above, the Company shall not be required to provide, and shall not provide, any Holder with material, non-public information unless such Holder agrees to receive such information prior to the disclosure thereof and enters into a written confidentiality agreement with the Company.

(b)          If (i) a Registration Statement covering all the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Section 6.2 is (A) not filed with the SEC on or before thirty (30) days after the Compliance Date (a “Filing Failure”) or (B) if the Company fails to use reasonable best efforts to cause such Registration Statement to be declared effective by the SEC on or before (1) ninety (90) days after the filing of such Registration Statement if there is no review of the Registration Statement by the SEC or (2) one hundred twenty (120) days after the filing of such Registration Statement if there is a review of the Registration Statement by the SEC (each an “Effectiveness Failure”) or (ii) on any day after the effective date of the Registration Statement sales of all the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Registrable Securities) (a “Maintenance Failure”), then, the Company shall pay as liquidated damages (the “Liquidated Damages”) for such failure and not as a penalty to any Holder of Registrable Securities an amount equal to 1% of the purchase price paid to the Company for all the Registrable Securities then held by such Holder for each thirty (30) day period following a Filing Failure, Effectiveness Failure or Maintenance Failure (pro rated for any period less than thirty (30) days) until the applicable failure has been cured. Payments to be made pursuant to this Section 6.2(b) shall be due and payable immediately upon demand at the option of the Holders of Registrable Securities. The parties agree that the Liquidated Damages represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Holders of Registrable Securities if a Filing Failure, Effectiveness Failure or Maintenance Failure occurs. The parties agree that Liquidated Damages shall be the exclusive monetary damages under this Agreement with respect to any Filing Failure, Effectiveness Failure or Maintenance Failure.

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(c)          With a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Shares and Warrant Shares to the public without registration, the Company covenants and agrees to, after the Compliance Date: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Purchaser’s Shares and Warrant Shares may be resold pursuant to Rule 144(k) after the Compliance Date or any other rule of similar effect or (B) such date as all of the Purchaser’s Shares or Warrant Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Shares, Warrants or Warrant Shares, such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares or Warrant Shares without registration.

6.3	Restrictions on Transferability.

(a)          Each Holder agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or Blue Sky laws of any state, except (i) as contemplated in the Registration Statement referred to in Section 6.2 above, (ii) pursuant to the requirements of Rule 144 (in which case the Holder will provide the Company with reasonable evidence of the Holder’s compliance therewith) or (iii) in a transaction as to which the Company has received a written opinion of legal counsel reasonably satisfactory to the Company and addressed to the Company to the effect that registration under the Securities Act is not required in connection with the proposed transfer; whereupon the holder of such securities shall be entitled to transfer such securities. Each certificate evidencing the securities transferred as above provided shall bear the appropriate restrictive legends as may be required by Section 7.

(b)          None of the Registrable Securities shall be transferable except upon the conditions specified in this Section 6, which are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed transferee of the Registrable Securities held by such Holder to agree to take and hold such Registrable Securities subject to the provisions and upon the conditions specified in this Section 6 if and to the extent that such Registrable Securities continue to be restricted securities in the hands of the transferee.

6.4          Termination Of Conditions And Obligations. The conditions and obligations imposed on a Holder under this Section 6 shall remain in force and effect as to such Holder until the first date upon which (a) all the Registrable Securities held by such Holder have been sold or otherwise transferred pursuant to the Registration Statement or otherwise in a transaction in which the Holder’s rights pursuant to this Section 6 have not been assigned; or (b) the earlier to occur of: (i) two years from the date of Closing, or (ii) when the Registrable Securities then held by the Holder are eligible for sale by the Holder pursuant to Rule 144(k).

6.5          Compliance. Each Holder, severally and not jointly, covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with the sales of the Registrable Securities pursuant to the Registration Statement.

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6.6	Suspension Period

(a)          Except in the event that paragraph (b) below applies, the Company shall: (i) if necessary to keep any registration statement filed pursuant to this Section 6 current and effective and, to convert such registration statement to Form S-3 (or any successor form to Form S-3), promptly prepare and file from time to time with the SEC post-effective amendments to a registration statement or supplements to the related prospectus or supplements or amendments to any document incorporated therein by reference or file any other required document (x) so that the registration statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) with respect to the registration statement filed pursuant to Section 6.2, to convert such registration statement to Form S-3 (or any successor form to Form S-3); (ii) provide the Holders of Registrable Securities registered under the applicable registration statement with copies of any documents filed pursuant to Section 6.6(a)(i); and (iii) inform the Holders of Registrable Securities registered under the applicable registration statement that the Company has complied with its obligations in Section 6.6(a)(i) (or that, if the Company has filed a post-effective amendment to the registration statement that has not yet been declared effective, the Company will notify such Holders to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Holders pursuant to Section 6.6(a)(i) hereof when the amendment has become effective).

(b)          Subject to Section 6.6(c) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a registration statement filed pursuant to this Section 6 for amendments or supplements to the registration statement or related prospectus or for additional information so that the registration statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise fail to comply with the applicable rules and regulations of the federal securities laws; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, provided that, considering the advice of counsel, the Company reasonably believes that it must qualify in such jurisdiction; (iv) of any event or circumstance that, considering the advice of counsel, the Company reasonably believes necessitates the making of any changes in the registration statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein,

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in the light of the circumstances under which they were made, not misleading; (v) that the Company reasonably believes, considering the advice of counsel, that the Company may, in the absence of a suspension described hereunder, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals directly relating thereto or (vi) that, with respect to the registration statement filed pursuant to Section 6.2, the Company can convert such registration statement to Form S-3 (or any successor form to Form S-3); then the Company shall deliver a certificate in writing to each Holder of Registrable Securities registered under the applicable registration statement (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Holder’s receipt of copies of a supplemented or amended prospectus prepared and filed by the Company or until the Holder is advised in writing by the Company that the current prospectus may be used and the Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Holders.

(c)          Notwithstanding the foregoing paragraphs of this Section 6.6, no Holder shall be prohibited from selling Registrable Securities under a registration statement filed pursuant to Section 6.2 after such time as the registration statement is converted to Form S-3 (or any successor form to Form S-3) as a result of Suspensions on more than two occasions of not more than 45 days each in any 12-month period; provided, however, that, in each case, in no event shall any Suspension pursuant to Section 6.6(b)(v) exceed twenty (20) business days. The Company shall use commercially reasonable efforts to limit the duration of any Suspension that occurs prior to the time the registration statement filed pursuant to Section 6.2 is converted to Form S-3.

(d)          Provided that a Suspension is not then in effect, each Holder may sell Registrable Securities under an effective registration statement, provided that it complies with the prospectus delivery requirements of the Securities Act.

6.7          Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders hereunder may be assigned to a transferee or assignee (a) in connection with any transfer or assignment by a Holder of more than 250,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, subdivisions, combinations, recapitalizations and the like), or to any transferee or assignee who is (i) an “affiliate” (as defined in Rule 405 under the Securities Act) or a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder or (ii) a member of Holder’s immediate family or a trust for the benefit of a Holder who is an individual; provided that (b)(i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and (iii) the assignee or transferee enters into a written

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agreement with the Company whereby the assignee or transferee agrees to be bound by the terms of this Agreement including, but not limited to, the terms of Section 6 of this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action hereunder.

6.8          Covenant to Provide Information. Each Holder of Registrable Securities hereby agrees to provide to the Company, upon request, the information required to be included about such Holder in a Registration Statement where such Holder’s Registrable Securities are included, within 10 days of receipt of such request from the Company.

6.9          Covenants Regarding Compliance Date. The Company agrees to use commercially reasonable efforts to become current in its reporting requirements under the Exchange Act as soon as practicable, and it will notify each Purchaser promptly after the Compliance Date. To further clarify the intent of the parties, the “first date the Company becomes current in its reporting requirements under the Exchange Act” shall mean the first date on which the Company has filed with the SEC all delinquent periodic reports pursuant to Section 13 of the Exchange Act (regardless of any deficiency thereof or comments from the SEC that may be received with respect thereto). The Company covenants and agrees to notify each Holder in writing of the Compliance Date within five (5) business days thereof. The Company will notify each Purchaser when its Common Stock is relisted on the NASDAQ National Market or is listed on any national exchange or the NASDAQ Capital Market.

7.	LEGENDS.

(a)          The Purchaser understands and agrees that each certificate or other document evidencing any of the Securities and the Warrant Shares shall be endorsed with the legend in the form set forth below, and the Purchaser covenants that the Purchaser will not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate (unless there is in effect a registration statement under the Securities Act covering such proposed transfer, such securities have been sold under Rule 144 or as otherwise permitted by the provisions of Section 6 above) and understands that the Company will refuse to register a transfer of any Securities unless the conditions specified in the following legend are satisfied:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. EXCEPT AS SPECIFIED IN THIS LEGEND, SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH

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ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER.”

(b)          Any legend referred to in Section 7(a) hereof stamped on a certificate evidencing the Securities or the Warrant Shares and the stock transfer instructions and record notations with respect to such Securities and Warrant Shares shall be removed and the Company shall issue a certificate without such legend to the holder of such Securities if (i) a Registration Statement covering the resale of the Securities and Warrant Shares is effective under the Securities Act, (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Section (k) of Rule 144 under the Securities Act. Following the receipt by the Company of such request for legend removal under clause (i) above, an opinion under clause (ii) above or reasonable assurances under clause (iii) above, the Company will, no later than five trading days following the delivery by a holder to the Company or the Company’s transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such holder a certificate representing such securities that is free from all restrictive and other legends.

(c)          The Purchaser covenants that the Purchaser will not transfer the Securities or Warrant Shares represented by any such certificate without complying with any applicable requirements under the Securities Act to deliver the final prospectus included in the effective Registration Statement to any offeree of such Securities or Warrant Shares.

(d)          The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares or Warrant Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Shares or Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares or Warrant Shares may reasonably request in connection with a pledge or transfer of the Shares or Warrant Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder, provided that the Company may first require a legal opinion of legal counsel of the pledgee, secured party or pledgor in connection therewith and with regard to the exemption from registration under the Securities Act claimed with respect to such transfer or pledge.

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(e)          Nothing herein shall limit the Purchaser’s right to pursue actual damages for the failure of the Company and its transfer agent to deliver certificates representing any Shares or Warrant Shares as required hereby, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief.

8.	INDEMNIFICATION.
	(a)	For purposes of this Section 8:

(i)           the term “Prospectus” shall mean the prospectus and any amendment or supplement thereto in the form first filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act or, if no Rule 424(b) filing is required, filed as part of the Registration Statement at the time of effectiveness, as supplemented or amended from time to time, including any prospectus prepared by the Company at the time of sale; and

(ii)          the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to a Registration Statement filed pursuant to Section 6 of this Agreement.

(b)          The Company agrees to indemnify and hold harmless each of the Holders and each Person, if any, who controls any Holder within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Holders or such controlling Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Holder and each such controlling Person for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Holder or such controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use therein, or (ii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder a reasonable time prior to the pertinent sale or sales by the Holder, and provided that the Holder has been notified by the Company that such earlier Prospectus should no longer be delivered by the Holder.

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(c)          Each Holder will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and each other Holder (together the “Indemnitees”), against any losses, claims, damages, liabilities or expenses to which each Indemnitee may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Holder) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (collectively, a “Holder Violation”), in each case to the extent, but only to the extent, that such Holder Violation occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein, and such Holder will reimburse each Indemnitee for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by such Indemnitees in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, the liability of each Holder under this subsection (c) shall not exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by the Registration Statement unless such liability resulted from willful misconduct by such Holder.

(d)          Promptly after receipt by an indemnified party under this Section 8 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder or otherwise to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (together with appropriate local counsel), with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 8 to the extent, and only to the extent, materially prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

(e)          The obligations of the Company and Holders under this Section 8 shall survive completion of any offering of Registrable Securities in a Registration Statement

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and, with respect to liability arising from an offering to which this Section 8 would apply that is covered by a Registration Statement filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

9.	NOTICES.

(a)          All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be as addressed as follows:

if to the Company, to:

VaxGen, Inc.

349 Oyster Point Boulevard

South San Francisco

CA, 94005

Attention: Kevin Lee

Telephone No.: 650-624-1000

Telecopy No.: 650-624-1001

with a copy to:

Laura A. Berezin, Esq.

Cooley Godward LLP

Five Palo Alto Sq.

3000 El Camino Real

Palo Alto, CA 94306

Telephone No.: 650-843-5128

Telecopy No.: 650-849-7400

and if to the Purchaser, at its address as set forth in the signature page to the Agreement, or at such other address or addresses as may have been previously furnished to the Company in writing in accordance with this Section 9.

(b)          Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery, facsimile transmission (as evidenced by the confirmation thereof), or mail.

10.	MISCELLANEOUS.

10.1       Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 10.1 shall

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be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

10.2       Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

10.3       Headings. The headings of the various sections of this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

10.4       Severability. In the event that any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.5       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement to any person to whom the Purchaser assigns or transfers any Shares or Warrant Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Purchaser.

10.6       Governing Law And Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be fully performed therein. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of California with respect to the interpretation of this Agreement or for the purposes of any action arising out of or related to this Agreement. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to seek specific performance under the Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

10.7       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. In the event that any signature is delivered via facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original hereof.

10.8       Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered herein, supersedes all prior agreements and understandings with respect to such matters and executed by and among the Company and the Purchaser, and, except as specifically set forth herein or therein, neither the Company nor the

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Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

10.9       Announcements, Etc. In addition to any and all other public statements or disclosures made by the Company in its sole discretion (subject to the last sentence of this Section 10.9), the Company will issue a press release and file a Current Report on Form 8-K with the Commission within four business days of the date of this Agreement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission, without the prior written consent of the Purchaser, except (i) as required by federal securities law and (ii) to the extent such disclosure is required by law or regulation, or in the performance of this Agreement. Furthermore, the Company covenants and agrees that neither it nor any other person acting on its behalf will provide the Purchaser or its agents or counsel with any information after the date hereof that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting future transactions in securities of the Company.

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